APPENDIX

A. The graphic presentation displayed here consists of a bar chart representing the annual total returns of Investor A Shares of the Large Company Fund as of the calendar year-end for each of 10 years.

The `y' axis reflects the "% Total Return" beginning with "-10" and increasing in increments of 5% up to 40%.

The `x' axis represents calculation periods for the last ten calendar years of the Fund, beginning with the earliest year. The light gray shaded chart features ten distinct vertical bars, each shaded in charcoal, and each visually representing by height the total return percentages for the calendar year stated directly at its base. The calculated total return percentage for the Class for each calendar year is stated directly at the top of each respective bar, for the calendar years 1989 through 1998.

The percentages noted are:28.57%, -5.67%, 23.08%, 7.03%, 7.66%, 0.68%, 35.35%,
24.38%, 27.93% and 39.03%.

B. The graphic presentation displayed here consists of a bar chart representing the annual total returns of Investor A Shares of the Balanced Fund as of the calendar year-end for each of 4 years.

The `y' axis reflects the "% Total Return" beginning with "0" and increasing in increments of 5% up to 30%.

The `x' axis represents calculation periods from the earliest calendar year end of the Fund's start of business through the calendar year ended December 31, 1998. The light gray shaded chart features four distinct vertical bars, each shaded in charcoal, and each visually representing by height the total return percentages for the calendar year stated directly at its base. The calculated total return percentage for the Class for each calendar year is stated directly at the top of each respective bar, for the calendar years 1995 through 1998. The percentages noted are: 20.83%, 5.76%, 16.77%, 25.29%. C. The graphic presentation displayed here consists of a bar chart representing the annual total returns of Investor A Shares of the Small Company Fund as of the calendar year-end for each of 10 years. The `y' axis reflects the "% Total Return" beginning with "-20" and increasing in increments of 10% up to 80%. The `x' axis represents calculation periods for the last ten calendar years of the Fund, beginning with the earliest year.. The light gray shaded chart features ten distinct vertical bars, each shaded in charcoal, and each visually representing by height the total return percentages for the calendar year stated directly at its base. The calculated total return percentage for the Class for each calendar year is stated directly at the top of each respective bar, for the calendar years 1989 through 1998. The percentages noted are: 16.06%, 5.19%, 77.72%, 5.77%, 10.41%, -10.45%, 27.89%, 10.17%, 18.79% -2.26%. D. The graphic presentation displayed here consists of a bar chart representing the annual total returns of Investor A Shares of the Income Equity Fund as of the calendar year-end for each of 6 years. The `y' axis reflects the "% Total Return" beginning with "0" and increasing in increments of 5% up to 35%. The `x' axis represents calculation periods from the earliest calendar year end of the Fund's start of business through the calendar year ended December 31, 1998. The light gray shaded chart features six distinct vertical bars, each shaded in charcoal, and each visually representing by height the total return percentages for the calendar year stated directly at its base. The calculated total return percentage for the Class for each calendar year is stated directly at the top of each respective bar, for the calendar years 1993 through 1998. The percentages noted are: 12.11%, 3.08%, 31.45%, 19.88%, 28.20%, 3.37%. E. The graphic presentation displayed here consists of a bar chart representing the annual total returns of Investor A Shares of the Income Fund as of the calendar year-end for each of 6 years. The `y' axis reflects the "% Total Return" beginning with "-5" and increasing in increments of 5% up to 20%. The `x' axis represents calculation periods from the earliest calendar year end of the Fund's start of business through the calendar year ended December 31, 1998. The light gray shaded chart features six distinct vertical bars, each shaded in charcoal, and each visually representing by height the total return percentages for the calendar year stated directly at its base. The calculated total return percentage for the Class for each calendar year is stated directly at the top of each respective bar, for the calendar years 1993 through 1998. The percentages noted are: 7.38%, -4.64%, 15.22%, 2.51%, 6.94% and 6.95%. F. The graphic presentation displayed here consists of a bar chart representing the annual total returns of Investor A Shares of the Money Market Fund as of the calendar year-end for each of 6 years. The `y' axis reflects the "% Total Return" beginning with "0" and increasing in increments of 1% up to 6%. The `x' axis represents calculation periods from the earliest calendar year end of the Fund's start of business through the calendar year ended December 31, 1998. The light gray shaded chart features six distinct vertical bars, each shaded in charcoal, and each visually representing by height the total return percentages for the calendar year stated directly at its base. The calculated total return percentage for the Class for each calendar year is stated directly at the top of each respective bar, for the calendar years 1993 through 1998. The percentages noted are: 2.90%, 3.78%, 5.52%, 4.89%, 5.02%, 4.93%.